Exhibit 10.3

DEED OF INDEMNITY

DIRECTORS

THIS DEED OF INDEMNITY is made the      day of October 2015

BETWEEN:

(1)	LivaNova PLC, a company registered in England and Wales with company number 09451374 whose office is at 5 Merchant Square, London, United Kingdom, W2 1AY (the “Company”); and

(2)	[ ● ] of 5 Merchant Square, London, United Kingdom, W2 1AY (the “Indemnified Person”).

WHEREAS

(A)	The Indemnified Person is a director of the Company.

(B)	The Company has agreed to indemnify the Indemnified Person on the terms and conditions set out in this Deed.

(C)	The Company has further agreed to use all reasonable endeavours to maintain appropriate directors’ and officers’ liability insurance for the benefit of the Indemnified Person.

NOW THIS DEED WITNESSETH as follows:

1.	INDEMNITY

1.1

Subject to Clause 1.2 of this Deed, the Company shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the Indemnified Person may otherwise be entitled, indemnify and hold the Indemnified Person harmless in respect of all claims, actions and proceedings, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims (“Losses”), whether instigated, imposed or incurred under the laws of England and Wales or the law of any other jurisdiction and arising out of, or in connection with, (i) the actual or purported exercise of, or failure to exercise, any of the Indemnified Person’s powers, duties or responsibilities as a director of the Company or any of its Subsidiaries (as defined in section 1159 of the Companies Act 2006 (the “Companies Act”), as amended, and including any modification or re-enactment of it for the time being in force) whether prior to, on, or after the date of this Deed, and (ii) the Indemnified Person accepting responsibility for the prospectus prepared by the Company in relation to the admission of the ordinary shares of the Company to the Official List of the UK Listing Authority, and to trading on the London Stock Exchange as a result of being named as a prospective director of the Company therein, subject to the remaining provisions of this Deed.

1.2

The indemnity in Clause 1.1 of this Deed shall be deemed not to provide for, or entitle the Indemnified Person to, any indemnification that would cause this Deed, or any part of it, to be treated as void under the Companies Act and, in particular, shall not provide directly or indirectly (to any extent) any indemnity against any liability incurred by the Indemnified Person:

(a)	to the Company or any Associated Company (as defined in section 256 of the Companies Act); or

(b)

to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(c)

(i)	in defending any criminal proceedings in which the Indemnified Person is convicted;

(ii)	in defending any civil proceedings brought by the Company, or an Associated Company, in which judgment is given against the Indemnified Person;

(iii)	in connection with any application under section 661(3) or (4) or section 1157 of the Companies Act in which the court refuses to grant the Indemnified Person relief,

where, in any such case, any such conviction, judgment or refusal of relief has become final. Reference in this Clause 1.2 to a conviction, judgment or refusal of relief being “final” shall be construed in accordance with sections 234(4) and (5) of the Companies Act; or

(d)	which has been finally judicially determined to have resulted from fraud or wilful misconduct by the Indemnified Person; or

(e)	in defending any proceedings brought by a regulatory authority in which a penalty is imposed on the Indemnified Person.

1.3

Any indemnity payment by the Company to the Indemnified Person pursuant to Clause 1.1 is conditional upon compliance by the Indemnified Person with Clause 1.8, to the extent applicable in the circumstances.

1.4

Without prejudice to the generality of the indemnity set out in Clause 1.1 of this Deed, the Company agrees to fund all or part of the legal and other costs and expenses incurred or to be incurred by the Indemnified Person in defending any criminal or civil proceedings in connection with:

(a)

defending Claims including, without limitation, Claims brought by, or at the request of, the Company or any Associated Company and any investigation into the affairs of the Company or any Associated Company by any judicial, governmental, regulatory or other body; or

(b)	any application under section 661(3) or (4) or section 1157 of the Companies Act.

Any request for funding under this Clause 1.4 shall be made in writing by the Indemnified Person to the Company and made subject to such conditions as the board of directors of the Company from time to time (the “Board”) thinks fit. The Company shall provide the relevant funding within 30 days after receipt of any such written request.

1.5

Any funding given to the Indemnified Person pursuant to Clause 1.4 shall be treated as a loan from the Company to the Indemnified Person repayable on demand and otherwise as repayable on the terms set out in Clause 1.6.

1.6	Subject to Clause 1.7, in the event that:

(a)	judgment is given against the Indemnified Person in civil proceedings;

(b)	judgment is given against the Indemnified Person in criminal proceedings; or

(c)	the court refusing to grant the Indemnified Person relief on the application under section 661(3) or (4) or section 1157 of the Companies Act,

the Indemnified Person shall repay to the Company any amounts advanced by the Company in relation to such matters pursuant to Clause 1.4 no later than the date on which such judgment, conviction or refusal of relief (as applicable) becomes final.

References in this Clause 1.6 to a conviction, judgment or refusal of relief being “final” shall be construed in accordance with sections 205(3) and (4) of the Companies Act.

1.7	Any funding given to the Indemnified Person pursuant to Clause 1.4(a) to:

(a)

meet expenditure incurred or to be incurred by the Indemnified Person in defending the Indemnified Person in any investigation by a regulatory authority or against actions proposed to be taken by a regulatory authority, in each case in connection with any alleged negligence, default, breach of duty or breach of trust by the Indemnified Person in relation to the Company or Associated Company; or

(b)	enable the Indemnified Person to avoid incurring any such expenditure aforementioned in (a) above,

shall only be required to be repaid by the Indemnified Person pursuant to Clause 1.6 if that regulatory authority finally determines that the Indemnified Person has acted fraudulently, been grossly negligent or has engaged in wilful misconduct in relation to the relevant Claim or Claims.

1.8

If the Indemnified Person becomes aware of any circumstances which might give rise to the Company being required to make any payment under Clause 1.1 and/or advance funds under Clause 1.4, the Indemnified Person shall:

(a)	forthwith give written notice of such circumstances to the Company setting out all available information;

(b)

not make any admission of liability, agreement or compromise with any person in relation to any such circumstances without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed;

(c)	at the Company’s expense, take such action and give such information and access to documents and records to the Company and its professional advisers as the Company may reasonably request; and

(d)	give to the Company all such assistance as the Company and/or its insurers may reasonably require in avoiding, disputing, resisting, settling compromising, defending or appealing any claim and shall instruct such solicitors or other professional advisers that may have been nominated to act on behalf of the Company, any Subsidiary of the Company, or the Indemnified Person.

1.9

In the event of any payment by the Company to the Indemnified Person pursuant to the indemnity set out in Clause 1.1 of this Deed, the Company shall have subrogation rights against third parties, including, for the avoidance of doubt, any claim under any applicable directors’ and officers’ insurance policy, and the Indemnified Person shall execute all documentation required and shall do all things necessary to grant such subrogation rights to the Company, including:

(a)	executing any documents necessary to enable the Company to bring an action against any third party in the name of the Indemnified Person; and

(b)	providing assistance to the Company as a witness in respect of any claim against a third party.

1.10	For the avoidance of doubt:

(a)

if a company ceases to be a Subsidiary of the Company after the date of this Deed, the Company shall only be liable to indemnify the Indemnified Person in respect of liabilities in relation to that company which arose before the date on which that company ceased to be a Subsidiary of the Company; and

(b)

the Indemnified Person, as director of any company which becomes a Subsidiary of the Company after the date of this Deed, shall be indemnified only in respect of liabilities arising after the date on which that company became a Subsidiary of the Company.

2.	ENTIRE AGREEMENT

2.1

This Deed constitutes the entire agreement and understanding between the parties in respect of the matters dealt with in it and supersedes any previous agreement between the Company and the Indemnified Person relating to such matters notwithstanding the terms of any previous agreement or arrangement expressed to survive termination.

2.2

This Deed shall remain in force until such time as any relevant limitation periods for bringing Claims against the Indemnified Person have expired, or for so long as the Indemnified Person remains liable for any Losses, notwithstanding that such Indemnified Person may have ceased to be a director of the Company or any of its Subsidiaries.

2.3

Each of the Company and the Indemnified Person acknowledges and agrees that in entering into this Deed it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or understanding (whether negligently or innocently made) other than as expressly set out in this Deed. The only remedy available to either party in respect of any such statement, representation, warranty or understanding shall be for breach of contract under the terms of this Deed.

2.4	Nothing in this Clause 2 shall operate to exclude any liability for fraud.

3.	DIRECTORS’ AND OFFICERS’ INSURANCE

The Company shall use all reasonable endeavours to provide and maintain appropriate “directors and officers” liability insurance on customary terms and in customary amounts for a company such as the Company with securities listed both on the NASDAQ Global Select Market and the London Stock Exchange (including ensuring that premiums are properly paid) for the benefit of the Indemnified Person for so long as any Claims may lawfully be brought against the Indemnified Person.

4.	GOVERNING LAW

This Deed shall be governed by, and interpreted in accordance with, the laws of England and Wales and each of the Company and the Indemnified Person hereby submit for all purposes in connection with this Deed to the exclusive jurisdiction of the Courts of England and Wales.

5.	GENERAL

A person who is not a party to this Deed shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

6.	COUNTERPARTS

This agreement may be executed in any number of counterparts each of which when executed by one or more of the parties hereto shall constitute an original but all of which shall constitute one and the same instrument.

*****

IN WITNESS whereof this Deed has been executed the day and year first above written.

EXECUTED	)
as a DEED by	)

a director	)
for and on behalf of	)
LIVANOVA PLC	)
in the presence of	)

Witness:

Signature

Name:

Address:

SIGNED as a DEED by	)
[ ● ]	)
in the presence of:	)

Witness:

Signature

Name:

Address: